Exhibit 10.5

KRYSTAL BIOTECH, LLC

2016 Equity Incentive Plan

Adopted on October 1, 2016

-i-

Krystal Biotech, LLC 2016 Equity Incentive Plan

Adopted on October     , 2016

SECTION 1 ESTABLISHMENT AND PURPOSE.

The purpose of the Plan is to offer selected persons a proprietary interest in the success of the Company, or to increase such interest, by the grant of Awards. In the event any term or provision of this Plan conflicts with the LLC Agreement, the terms and provisions of the LLC Agreement shall govern.

Capitalized terms are defined in Section 19.

SECTION 2 ADMINISTRATION.

The Plan will be administered by the Board of Managers, who shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Managers shall be final and binding on all Participants.

SECTION 3 ELIGIBILITY.

Only Service Providers shall be eligible for the grant of Awards pursuant to this Plan.

SECTION 4 AWARDS SUBJECT TO PLAN.

(a) Initial Authorization. The Board is authorized to issue a number of Incentive Units under the Plan (subject to Section 6 below), including Incentive Units to be issued on exercise of Options, equal to twenty percent (20%) or less of the aggregate total of Common Units outstanding on a Fully Diluted Basis as of the date of the proposed grant. The Board of Managers may, in its sole discretion, issue such Incentive Units as Profits Interests hereunder. A Profits Interest shall be any Incentive Unit that, at the time it is issued, is designated as such by the Board of Managers. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Incentive Units to satisfy the requirements of the Plan.

(b) Additional Incentive Units. In the event that Incentive Units issued under the Plan are reacquired by the Company, or in the event an Option expires or becomes unexercisable without having been exercised in full, such reacquired Incentive Units or the Incentive Units that underlie such expired or unexerciseable Options shall be added to the number of Incentive Units then available for issuance under the Plan. In addition, the Company may authorize and issue under this Plan additional Incentive Units, or authorize and issue new classes of Incentive Units in the Company, in such amounts and with such rights, preferences and privileges, and may authorize and issue Options to acquire such Incentive Units, in each case as the Board of Managers determines in its sole discretion. The Board of Managers shall be authorized to, and shall, amend this Plan and the LLC Agreement to the extent necessary to provide for such additional Incentive Units or classes of Incentive Units.

SECTION 5 TERMS AND CONDITIONS OF AWARDS.

(a) Award Agreement. Each grant of an Award under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such Award shall be subject to all applicable terms and conditions of the Plan and LLC Agreement and may be subject to any other terms and conditions that are not inconsistent with the Plan and LLC Agreement and that the Board of Managers deems appropriate for inclusion in an Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical. No Award shall be granted unless the Participant has delivered an executed copy of the Award Agreement to the Company.

(b) Number of Incentive Units. Each Award Agreement shall specify the number of Incentive Units that are being granted, or the number of Incentive Units for which an Option is exercisable.

(c) Vesting. Each Award Agreement shall specify the vesting schedule applicable to the Award addressed thereby. The Board of Managers shall determine the vesting provisions of any Award Agreement in its sole discretion.

(d) Profits Interest Hurdle. Each Award Agreement shall specify an appropriate Profits Interest Hurdle for the Incentive Units being issued on the basis of the Incentive Liquidation Value immediately prior to the issuance of such Incentive Units.

(e) Restrictions on Transfer of Incentive Units. Any Award granted under the Plan shall be subject to (i) the terms of the LLC Agreement and any other agreement among the Members and (ii) such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Managers may determine. Such special restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to the restrictions that apply to holders of Units generally under the LLC Agreement or otherwise. For the avoidance of doubt, Incentive Units issuable on exercise of an Option shall be subject to the foregoing provisions.

(f) Non-vested Awards. If a Participant’s Service is terminated by the Participant or by the Company for any reason before an Award has fully vested, unless otherwise determined by the Board of Managers or unless otherwise provided in the Participant’s Award Agreement, the Participant will forfeit all non-vested Incentive Units, or all non-vested rights to acquire Incentive Units, to the Company for no consideration without further action by the Company.

(g) Withholding Taxes. As a condition to a grant of, and distributions or deliveries with respect to, any Award, the Participant shall make such arrangements as the Board of Managers may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, distributions or deliveries. The Participant shall also make such arrangements as the Board of Managers may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of an Award.

(h) No Rights as an Incentive Unit Member. A Participant, or a transferee of a Participant, shall have no rights as an Incentive Unit Member or assignee with respect to any Incentive Unit until such person has satisfied any requirements imposed on Incentive Unit Members or assignees by applicable law and the LLC Agreement.

(i) IRS Form W-8 or Form W-9. Each Participant shall deliver to the Company a duly completed and properly executed IRS Form W-8 (in the case of non-U.S. residents) or Form W-9 (in the case of U.S. citizens or residents) and such other tax forms as the Board of Managers reasonably requests.

(j) LLC Agreement. Each Participant granted or issued Incentive Units shall agree to be bound by and comply with the terms of the LLC Agreement. Exhibit A of the LLC Agreement shall be amended to reflect the issuance of Incentive Units to a Participant under this Plan.

(k) Modification and Assumption of Incentive Units. The Board of Managers (or any similar body of a successor entity or assignee of all or substantially all of the assets of the Company) may modify or assume outstanding Awards (whether granted by the Company or another issuer) and exchange any such Awards in return for the grant of a different incentive award of comparable value.

SECTION 6 ADJUSTMENT OF UNITS; COMPANY EVENTS.

(a) General. In the event of a subdivision of the outstanding Units, a combination or consolidation of the outstanding Units into a lesser number of Units, a recapitalization, a spin-off, a reclassification, a merger or consolidation (other than a Company Event) or a similar occurrence, appropriate adjustments shall automatically be made in each of (i) the number and kind of Incentive Units or other securities available for future grants under Section 4 and (ii) the number and kind of Incentive Units or other securities issued and outstanding hereunder or subject to Options issued and outstanding hereunder, in each case subject to any applicable provisions of the LLC Agreement or agreement of merger or consolidation.

(b) Company Events with respect to Units. In the event the Company engages in a sale, distribution, transfer or other disposition of all or substantially all of the Company’s assets (or of a substantial portion of the Company’s assets not in the ordinary course of business), an acquisition of Units by a person or group of persons acting in concert of fifty percent (50%) or more of the outstanding Units (whether by direct acquisition, merger or consolidation or otherwise), a liquidation or dissolution of the Company, or a similar transaction (any such transaction, a “Company Event”), the outstanding Incentive Units issued hereunder (including Incentive Units outstanding following the exercise of an Option) shall be subject to the agreement governing such Company Event and the LLC Agreement. The agreement governing the Company Event may provide for one or more of the following:

(i) The continuation of such outstanding Incentive Units by the Company (if the Company is the surviving entity), including the continuation of any applicable vesting schedule.

(ii) The conversion of such outstanding Incentive Units by the surviving entity or its parent into equity of the surviving entity or its parent on terms equivalent to the terms applicable to the conversion of Units that are not Incentive Units issued hereunder (but taking into account any difference in value of the Incentive Units issued hereunder compared to Units not issued hereunder at the time of the Company Event and allowing for the continuation of any existing vesting schedule with respect to such Incentive Units).

(iii) The full or partial vesting of, or the cancellation and forfeiture of, unvested Incentive Units upon the closing of the Company Event.

(iv) The redemption of such outstanding and vested Incentive Units and a payment to the Participants equal to the amount distributable to such Incentive Units pursuant to the LLC Agreement. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent with a fair market value equal to the amount distributable or deemed distributable in the Company Event. Such payment may be made in installments. If no amounts would be distributable to such Incentive Units, then such Incentive Units may be cancelled without making a payment to the Participants. For purposes of this paragraph (iv), the fair market value of any security shall be determined without regard to any vesting conditions that may apply to such security and shall be determined in good faith by the Board of Managers.

(v) The redemption of such outstanding and unvested Incentive Units and a payment to the Participants equal to the amount distributable to such Incentive Units pursuant to the LLC Agreement. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent with a fair market value equal to the amount distributable or deemed distributable in the Company Event. Such payment may be made in installments and may be deferred until the date or dates when such Incentive Units would have vested. Such payment may be subject to vesting based on the Participant’s Continuous Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Incentive Units would have vested. If no amounts would be distributable to such Incentive Units, then such Incentive Units may be cancelled without making a payment to the Participants. For purposes of this paragraph (v), the fair market value of any security shall be determined without regard to any vesting conditions that may apply to such security and shall be determined in good faith by the Board of Managers.

(vi) Any combination of the foregoing.

(c) Company Event with respect to Options. In the event the Company engages in a Company Event, the outstanding Options granted hereunder shall be subject to the agreement governing such Company Event and the LLC Agreement. The agreement governing the Company Event may provide for one or more of the following:

(i) The Assumption or Replacement of such outstanding Options.

(ii) The full or partial vesting of, or the cancellation and forfeiture of, unvested Options upon the closing of the Company Event.

(iii) The cashing out of such outstanding and vested Options based on the exercise price per Incentive Unit for Incentive Units issuable on exercise of such Options and the amounts distributable to Incentive Units pursuant to the LLC Agreement. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent with a fair market value equal to the amount distributable or deemed distributable in the Company Event. If no amounts would be distributable with respect to such Options, then such Options may be cancelled without making a payment to the Participants. For purposes of this paragraph (iii), the fair market value of any security shall be determined without regard to any vesting conditions that may apply to such security and shall be determined in good faith by the Board of Managers.

(iv) The cashing out of such outstanding and unvested Options based on the exercise price per Incentive Unit for Incentive Units issuable on exercise of such Options and the amounts distributable to Incentive Units pursuant to the LLC Agreement. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent. Such payment may be made in installments and may be deferred until the date or dates when such Options would have vested. Such payment may be subject to vesting based on the Participant’s Continuous Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Option would have vested. If no amounts would be distributable with respect to such Options, then such Options may be cancelled without making a payment to the Participants. For purposes of this paragraph (iv), the fair market value of any security shall be determined without regard to any vesting conditions that may apply to such security and shall be determined in good faith by the Board of Managers.

(v) Any combination of the foregoing.

(d) Reservation of Rights. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or exchange equity interests or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 7 OPTION EXERCISE.

(a) Exercise Price. The per Incentive Unit exercise price for an Option shall be not less than one hundred percent (100%) of the Fair Market Value per Incentive Unit on the date of grant.

(b) Consideration. Subject to applicable law, the consideration to be paid for the Incentive Units to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board of Managers in its sole discretion.

(c) Taxes. Upon exercise of an Option the Company shall withhold or collect from the Participant an amount sufficient to satisfy any applicable withholding tax obligations, including, but not limited to, at the discretion of the Board of Managers, by surrender of the whole number of Incentive Units covered by the Option sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise of an Option (reduced to the lowest whole number of Incentive Units if such number of Incentive Units withheld would result in withholding a fractional Incentive Unit with any remaining tax withholding settled in cash).

(d) Procedure for Exercise; Rights as a Member.

(i) Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board of Managers under the terms of the Plan and specified in the Award Agreement. Notwithstanding the foregoing, Options may not be exercised prior to the Incorporation or a Company Event unless otherwise determined by the Board of Managers.

(ii) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Incentive Units with respect to which the Option is exercised has been made.

SECTION 8 CONDITIONS TO ISSUANCE.

(a) Compliance with Law. Incentive Units or Options shall not be issued under the Plan unless the issuance and delivery of such Incentive Units or Options comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall have no obligation to effect any registration or qualification of the Incentive Units or Options under federal or state laws.

(b) Other. As a condition to the issuance of Incentive Units under the Plan, the Company may require the recipient thereof to represent and warrant at the time of any such issuance that the Incentive Units are being purchased only for investment and without any present intention to sell or distribute such Incentive Units. The Company shall require the person receiving Incentive Units under the Plan to execute and deliver a signature page to, and agree to comply with, the provisions of the LLC Agreement and to make such representations and warranties contained in the LLC Agreement that are required of Members of the Company.

SECTION 9 NO RETENTION RIGHTS.

Nothing in this Plan or in any Award Agreement shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Related Entity employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 10 DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall become effective as of the date hereof. The Plan shall terminate automatically on October     , 2026. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Managers may amend, suspend or terminate the Plan at any time and for any reason.

(c) Effect of Amendment or Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

SECTION 11 DISTRIBUTIONS AND ALLOCATIONS.

Distributions and allocations to Participants with respect to their Incentive Units shall be governed by the LLC Agreement and any applicable Award Agreement.

SECTION 12 INCORPORATION.

Upon an Incorporation, all references to the number of Incentive Units issued or issuable under the Plan shall be adjusted to reflect the conversion or exchange ratio in effect for the conversion or exchange of Incentive Units into shares of stock on consummation of the Incorporation and rounded up to the nearest whole share, and the exercise price or purchase price per Incentive Unit under any outstanding Option immediately prior to the Incorporation shall be appropriately adjusted to take into account the conversion or exchange ratio to determine the exercise price or purchase price per share of stock subject to the Option immediately after the Incorporation. Upon the Incorporation, all references in the Plan to Incentive Units shall automatically be converted into references to the shares of stock into which the Incentive Units are converted and all references to the Company shall automatically be converted into references to the appropriate corporate successor thereto.

SECTION 13 NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS.

Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

SECTION 14 INFORMATION TO PARTICIPANTS.

To the extent required by applicable law, the Company shall provide to each Participant, during the period for which such Participant has one or more Awards outstanding, copies of financial statements at least annually. The Company shall not be required to provide such information to persons whose duties in connection with the Company assure them access to equivalent information.

SECTION 15 UNFUNDED OBLIGATION.

Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Board of Managers, the Company or any Related Entity and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Related Entity. The Participants shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

SECTION 16 CONSTRUCTION.

Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

SECTION 17 NONEXCLUSIVITY OF THE PLAN.

Neither the adoption of the Plan by the Board of Managers nor any provision of the Plan will be construed as creating any limitations on the power of the Board of Managers to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of incentive awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 18 INFORMATION TO PARTICIPANTS.

Beginning on the earlier of (i) the date that the aggregate number of Participants under this Plan is five hundred (500) or more and the Company is relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act and (ii) the date that the Company is required to deliver information to Participants pursuant to Rule 701 under the Securities Act, and until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is no longer relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act or is no longer required to deliver information to Participants pursuant to Rule 701 under the Securities Act, the Company shall provide to each Participant the information described in paragraphs (e)(3), (4), and (5) of Rule 701 under the Securities Act not less frequently than every six (6) months with the financial statements being not more than 180 days old and with such information provided either by physical or electronic delivery to Participants or by written notice to Participants of the availability of the information on an

Internet site that may be password-protected and of any password needed to access the information. The Company may request that Participants agree to keep the information to be provided pursuant to this section confidential. If a Participant does not agree to keep the information to be provided pursuant to this section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) under the Exchange Act or Rule 701 of the Securities Act.

SECTION 19 DEFINITIONS.

Capitalized terms used in this Plan without definition shall have the meanings given to them in the LLC Agreement. As used in this Plan:

“Assumed” (and with correlative meaning, “Assume” and “Assumption”) means either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its parent with appropriate adjustments to the number and type of securities of the successor entity or its parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the assumption as determined in accordance with the instruments evidencing the agreement to assume the Award.

“Award” shall mean an award of Incentive Units or Options under the Plan and, as the context requires, the Incentive Units for which an Option is exercisable.

“Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Participant, including any amendments thereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall mean Dexter Edward, LLC, a Delaware limited liability company.

“Company Event” shall have the meaning given such term in Section 6(b) of this Plan.

“Continuous Service” means the provision of services to the Company or a Related Entity in any capacity of Service Provider to the extent not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as a Service Provider, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as a Service Provider can be effective under applicable laws. A Participant’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Participant provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Service Provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Service Provider (except as otherwise provided in an Award Agreement).

“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

“Fair Market Value” shall have the meaning given to such term in the LLC Agreement.

“Incentive Liquidation Value” shall have the meaning given to such term in the LLC Agreement.

“Incentive Unit” shall mean one Incentive Unit of the Company, as defined in the LLC Agreement and as adjusted in accordance with Section 6 (if applicable).

“Incorporation” means the incorporation of the Company, whether through a merger, acquisition, exchange of equity resulting in the Company becoming a wholly-owned subsidiary of a corporation, or other transaction resulting in a corporation succeeding to all of, or a substantial portion of, the assets and liabilities of the Company, in each case pursuant to which the existing Members of the Company substantially maintain their percentage ownership over the successor entity or entities immediately after such transaction.

“LLC Agreement” shall mean the Amended and Restated Limited Liability Company Operating Agreement for Krystal Biotech, LLC, dated as of October     , 2016, as amended from time to time, or any successor agreement.

“Manager” shall mean a member of the board of managers of the Company.

“Member” shall mean a person who is a Member of the Company pursuant to the LLC Agreement.

“Officer” shall mean any individual who is an officer of the Company or a Related Entity.

“Option” means an option to purchase Incentive Units pursuant to an Award Agreement granted under the Plan.

“Participant” shall mean a person who receives an Award under this Plan.

“Parent” shall mean any entity (other than the Company) in an unbroken chain of entities ending with the Company, if each of the entities other than the Company owns shares, units or interests possessing fifty percent (50%) or more of the total combined voting power of all classes of shares, units or interests in one of the other entities in such chain. An entity that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

“Plan” shall mean this Krystal Biotech, LLC Equity Incentive Plan, as amended.

“Profits Interest” shall have the meaning given to such term in the LLC Agreement.

“Profits Interest Hurdle” shall have the meaning given to such term in the LLC Agreement.

“Related Entity” means any Parent or Subsidiary of the Company.

“Replaced” (and with correlative meaning, “Replace” and “Replacement”) means the Award is replaced with a comparable award of the Company, any successor entity (if applicable) or the Parent of either of them which preserves the compensation element of such Award existing at the time of the replacement and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Board of Managers and its determination shall be final, binding and conclusive.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Service” shall mean service as a Service Provider.

“Service Provider” shall mean a Manager, Officer, employee, consultant or other service provider of the Company or any Related Entity.

“Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain owns shares, units or interests possessing fifty percent (50%) or more of the total combined voting power of all classes of shares, units or interests in one of the other entities in such chain. An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.